U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

Commission file number: 0-49936

ST. JOSEPH, INC.
(Exact name of Small Business Issuer as specified in its charter)

Colorado	CH 47-0844532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4870 S. Lewis, Suite 250 Tulsa, OK	74105
Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number, including area code: (918) 742-1888

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

St. Joseph, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2007, we filed Articles of Amendment to our Articles of Incorporation (“Amendment No. 1”) with the Colorado Secretary of State to increase the number of authorized shares of our Series B Convertible Preferred Stock (“Series B Stock”) from 150,000 to 500,000 shares. Amendment No. 1 became effective May 18, 2007. A copy of Amendment No. 1 is attached hereto as Exhibit 3.1 and incorporated by reference herein.

On May 23, 2007, we filed Articles of Amendment to our Articles of Incorporation (“Amendment No. 2”) with the Colorado Secretary of State to modify the rights and privileges of our Series B Stock. Prior to the filing of Amendment No. 2, we had an option to redeem outstanding Series B Stock, in whole or in part, from time to time and at any time beginning six months after such shares were issued and ending 18 months after such shares were issued. We also had an obligation to redeem any and all outstanding Series B Stock eighteen months after such shares were issued at a price of $1.20 per share plus accrued but unpaid dividends. Amendment No. 2 provides that we have an option to redeem outstanding Series B Stock, in whole or in part, at anytime and from time to time beginning six months after such shares were issued at a price of $1.20 per share plus accrued but unpaid dividends. We have no obligation to redeem any of the outstanding Series B Stock. A copy of Amendment No. 2 is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1    Articles of Amendment to the Articles of Incorporation filed with the Colorado Secretary of State on May 18, 2007

Exhibit 3.2    Articles of Amendment to the Articles of Incorporation filed with the Colorado Secretary of State on May 23, 2007

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH, INC.

May 23, 2007	By:	/S/ GERALD MCILHARGEY
Gerald McIlhargey, Acting President and Director